Exhibit 31.1

Certification of Principal Executive Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Spiro Rombotis, certify that:

1.              I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the three months ended March 31, 2012 of Cyclacel Pharmaceuticals, Inc.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:                  January 10, 2013

/s/ Spiro Rombotis
Spiro Rombotis
President & Chief Executive Officer
(Principal Executive Officer)